SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 26, 2006

INFORTE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-29239	36-3909334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 N. Dearborn, Suite 1200
Chicago, Illinois	60610
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (312) 540-0900

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

        At its April 26, 2006 meeting, Inforte Corp.‘s Board of Directors reauthorized a $5.0 million stock repurchase program, which had been originally authorized by the Board in August 2002. No repurchases have occurred under the prior authorized $5.0 million repurchase program.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORTE CORP.
April 28, 2006	By: /s/ Nick Heyes
Nick Heyes
Chief Financial Officer